AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

This Amendment to Principal Underwriting Agreement (this “Amendment”) is made this 30th day of April, 2021 by and between Great-West Funds, Inc., a Maryland corporation, (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Principal Underwriting Agreement dated March 1, 2006, as amended (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GWFS EQUITIES, INC.

By:	/s/ Kelly B. New	By:	/s/ Regina Mattie
Name:	Kelly B. New	Name:	Regina Mattie
Title:	Treasurer	Title:	Vice President

Schedule A

Great-West Ariel Mid Cap Value Fund – Institutional and Investor

Great-West Bond Index Fund – Institutional, Investor, and Class L

Great-West Core Bond Fund – Institutional and Investor

Great-West Core Strategies: Flexible Bond Fund – Institutional and Investor

Great-West Core Strategies: Inflation-Protected Securities Fund – Institutional and Investor

Great-West Core Strategies: International Equity Fund – Institutional and Investor

Great-West Core Strategies: Short Duration Bond Fund – Institutional, Investor and Class L

Great-West Core Strategies: U.S. Equity Fund – Institutional and Investor

Great-West Emerging Markets Equity Fund – Institutional and Investor

Great-West Global Bond Fund – Institutional and Investor

Great-West Government Money Market Fund – Institutional and Investor

Great-West High Yield Bond Fund – Institutional and Investor

Great-West Inflation-Protected Securities Fund – Institutional and Investor

Great-West International Growth Fund – Institutional and Investor

Great-West International Index Fund – Institutional and Investor

Great-West International Value Fund – Institutional, Investor, and Class L

Great-West Large Cap Growth Fund – Institutional and Investor

Great-West Large Cap Value Fund – Institutional, Investor, and Investor II

Great-West Mid Cap Value Fund – Institutional and Investor

Great-West Multi-Sector Bond Fund – Institutional and Investor

Great-West Real Estate Index Fund – Institutional and Investor

Great-West S&P 500® Index Fund – Institutional, Investor, and Class L

Great-West S&P Mid Cap 400® Index Fund – Institutional, Investor, and Class L

Great-West S&P Small Cap 600® Index Fund – Institutional, Investor, and Class L

Great-West Short Duration Bond Fund – Institutional and Investor

Great-West Small Cap Growth Fund – Institutional and Investor

Great-West Small Cap Value Fund – Institutional and Investor

Great-West T. Rowe Price Mid Cap Growth Fund – Institutional, Investor, and Class L

Great-West U.S. Government Securities Fund – Institutional and Investor

Great-West Aggressive Profile Fund – Institutional, Investor, and Class L

Great-West Conservative Profile Fund – Institutional, Investor, and Class L

Great-West Moderate Profile Fund – Institutional, Investor, and Class L

Great-West Moderately Aggressive Profile Fund – Institutional, Investor, and Class L

Great-West Moderately Conservative Profile Fund – Institutional, Investor, and Class L

Great-West Lifetime 2015 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2020 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2025 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2030 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2035 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2040 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2045 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2050 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2055 Fund – Institutional, Investor, Service, and Class L

Great-West Lifetime 2060 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Balanced Fund – Institutional, Investor, Service, and Class L

Great-West SecureFoundation® Lifetime 2020 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2025 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2030 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2035 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2040 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2045 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2050 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2055 Fund – Institutional, Investor and Service

Great-West SecureFoundation® Lifetime 2060 Fund – Institutional, Investor and Service